UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1 Christopher Way, Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 544-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 20, 2008, Opnext, Inc. (the “Company”) received a Nasdaq Staff Determination letter (the “Staff Determination”) indicating that, due to the Company’s previous announcement of its expected restatement of certain of its financial statements and the Company’s resulting inability to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, the Company was not in compliance with the filing requirements for continued listing of its common stock on the Nasdaq Global Select Market set forth in Nasdaq Marketplace Rule 4310(c)(14).
On February 25, 2008, the Company filed its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (the “Filing”). The Company also received a notice on February 25, 2008 from the Nasdaq Listing Qualifications Department stating that, based on the Filing, the Company is now in compliance with Nasdaq Marketplace Rule 4310(c)(14) and that the matter is now closed.
Nasdaq Marketplace Rule 4804(b) requires the Company to make a public announcement that discloses its receipt of a Staff Determination and the Nasdaq rule upon which the Staff Determination was based. A copy of the press release intended to satisfy Nasdaq’s public announcement requirement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated February 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: February 26, 2008	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated February 25, 2008